UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2010
IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ImaRx Therapeutics, Inc. c/o Stoel Rives LLP 201 S. Main Street, Suite 1100 Salt Lake City, Utah	84111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 578-6962
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 17, 2010, ImaRx Therapeutics, Inc. (the “ImaRx” or the “Company”) entered into an Agreement for the Purchase and Sale of Stock with Sycamore Films, Inc. and its shareholders (the “Stock Purchase Agreement”) and an Agreement and Plan of Merger with Sycamore Films, Sweet Spot, Inc. and Sweet Spot’s shareholders and principals (the “Merger Agreement”). Pursuant to the Merger Agreement, Sweet Spot will merge with and into Sycamore Films and the shareholders of Sweet Spot will become shareholders of Sycamore Films. Sycamore Films will continue the operation of the Sweet Spot business.
Immediately following the closing of the Merger Agreement, the purchase and sale of stock between ImaRx and Sycamore Films and it shareholders as set forth in the Stock Purchase Agreement will be closed. Under the terms of the Stock Purchase Agreement ImaRx will issue approximately 79,376,735 shares of its common stock to the Sycamore shareholders including the former shareholders of Sweet Spot. As a result, Sycamore Films will become a wholly-owned subsidiary of ImaRx and the former shareholders of Sycamore will hold in the aggregate approximately eighty-six percent (86%) of ImaRx’s outstanding shares of commons stock on a fully diluted basis. In connection with the closing of the Stock Purchase Agreement all of the members of the current Board of Directors of the Company will resign and a new slate of Directors and officers will be appointed for both ImaRx and Sycamore. At that time, the primary business of the Company will be a full-service distribution and marketing company specializing in acquisition, distribution and the development of marketing campaigns for feature films.
Each of the parties to the Stock Purchase Agreement and the Merger Agreement have agreed to certain covenants, including covenants regarding the operation of the business prior to closing and covenants prohibiting the Company from soliciting or providing information or entering into discussions concerning proposals relating to alternative offers for the assets or ownership interests in the Company, except in limited circumstances to permit the Company’s board of directors to comply with its fiduciary duties or as otherwise provided in the Agreement. The Company expects each of the Merger Agreement and the Stock Purchase Agreement to close on or about April 20, 2010.
The summaries of the Stock Purchase Agreement and the Merger Agreement are qualified in their entirety by reference to the form of the Stock Purchase Agreement and the Merger Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Agreement for the Purchase and Sale of Stock dated March 17, 2010.

10.2	Agreement and Plan of Merger dated March 17, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010	IMARX THERAPEUTICS, INC.
	By:	/s/ RICHARD LOVE
Richard Love
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement for the Purchase and Sale of Stock dated March 17, 2010.

10.2	Agreement and Plan of Merger dated March 17, 2010.